Exhibit 99.1

Montana Technologies Corp. Announces Addition to Board of Directors and Names Chairman

Diverse Group of Individuals With Deep Scientific, Economic, and Geopolitical Expertise Will Provide Further Support for the Growth and Development of AirJoule® Technology

RONAN, MT, May 1, 2024 — Montana Technologies Corp. (NASDAQ: AIRJ) ( “Montana”) today announced that it has appointed Mr. Kyle Derham, Partner at Rice Investment Group, to serve on its Board of Directors. Mr. Derham joins the following individuals on the Board:

●	Pat Eilers, Founder and Managing Partner of Transition Equity Partners;

●	Ajay Agrawal, Senior Vice President, Global Services, Business Development and Chief Strategy Officer at Carrier Global Corporation;

●	Max Baucus, Former Ambassador to China and Six-Term United States Senator from the State of Montana;

●	Paul Dabbar, Former Undersecretary of the Department of Energy for Science and current Chief Executive Officer and Co-Founder of Bohr Quantum Technology;

●	Matt Jore, Chief Executive Officer of Montana Technologies;

●	Stu Porter, Founder, Chief Executive Officer and Chief Investment Officer of Denham Capital; and

●	Dr. Marwa Zaatari, Founder and Chief Scientist of D-Zine Partners;

In addition, Montana has named Mr. Eilers as Chairman of the Board.

Matt Jore, CEO and Director of Montana, said, “We are humbled and delighted to benefit from the confidence and support of such a diverse group of accomplished individuals on the Board. Their deep technical, business, and geopolitical expertise will provide valuable guidance and perspectives as we focus on deploying the AirJoule® technology on a global scale to provide low-cost comfort cooling and pure water from air, offering a potential solution to water scarcity around the world.”

Montana currently maintains an international partnership with BASF for the supply of its proprietary water harvesting materials, a 50/50 joint venture with GE Vernova to provide AirJoule® components and modules globally, a collaboration agreement with Carrier Global Corporation to utilize AirJoule® technology in HVAC applications, and a joint venture with CATL to provide a conduit to Asia and the Middle East. These partnerships provide an unprecedented opportunity for Montana to rapidly scale AirJoule® globally to respond to the increasing demand for pure water and air conditioning.

Pat Eilers, Chairman of the Board, said, “The addition of Kyle to such a talented and experienced group of people on the Montana Board is a remarkable testimonial to the important role that AirJoule® can play around the world.”

Additional Information About Board Members

Mr. Pat Eilers is the Chairman of Montana‘s Board. Mr. Eilers is the founder of, and has served since 2019 as the Managing Partner of, Transition Equity Partners (“TEP”), a private equity firm focused on the energy and power transition, with a focus on (i) renewable energy, (ii) energy storage, technology, equipment and services, and (iii) transitional energy infrastructure. Mr. Eilers has over 20 years of investment experience focused on the energy and power transition. Mr. Eilers served as Chief Executive Officer and Director of Power and Digital Infrastructure Acquisition Corp (“XPDI”) from December 2020 until the completion of its merger with Core Scientific in January 2022. He served as Chief Executive Officer and Director of Power & Digital Infrastructure Acquisition II Corp (“XPDB”) from December 2021 until the completion of its merger with Montana Technologies LLC in March 2024. Prior to founding TEP, Mr. Eilers was a Managing Director on the BlackRock Infrastructure Platform, where he also served as a member of the Investment Committee for BlackRock’s Global Renewable Power Fund, Global Energy & Power Infrastructure Fund, and chaired the Energy & Power Private Equity Fund. Prior to joining BlackRock in 2016, he also worked at Madison Dearborn Partners overseeing the firm’s energy, power, and chemicals practices for 10 years. Mr. Eilers earned a Bachelor of Science in Biology and Mechanical Engineering from the University of Notre Dame and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Mr. Ajay Agrawal is the Senior Vice President of Global Services, Business Development, and Chief Strategy Officer for Carrier Global Corporation (“Carrier”). He joined Carrier in October 2019, prior to its spin-off from United Technologies Corporation (“UTC”). He is widely recognized as a results-oriented leader with deep strategic and ESG expertise, strong global experience, the ability to drive profitable growth, and the ability to guide complex business transformations. Prior to joining Carrier, Mr. Agrawal spent 14 years at UTC across multiple divisions and corporate headquarters from 2005 to 2019. Prior to joining UTC, he spent seven years with Bain & Company, a global strategy consulting firm, where he led broad-based client engagements with mid to large-size companies (both publicly and privately equity held) across the industrial, healthcare, financial services and retail sectors. Mr. Agrawal earned a Master in Business Administration from Carnegie Mellon University’s Tepper School of Business, where he earned their highest honor (Elliott Dunlop Smith Award). He also earned a Ph.D. in Engineering from the University of Missouri.

Mr. Max Baucus served as a member of the Board of Managers of Montana Technologies LLC prior to the merger with XPDB in March 2024. Mr. Baucus previously served as Ambassador of the United States of America to the People’s Republic of China from 2014 to 2017, after being nominated by then-U.S. President Barack Obama. Ambassador Baucus formerly served as the senior United States Senator from Montana from 1978 to 2014 and was Montana’s longest serving U.S. Senator. While in the Senate, Ambassador Baucus was Chairman and Ranking Member of the Senate Committee on Finance (the “Finance Committee”). As chairman of the Finance Committee, he was the chief architect of the Affordable Health Care Act (ACA), which was signed into law by President Obama on March 23, 2009. In addition, as chairman of the Finance Committee, Ambassador Baucus led the passage and enactment of the Free Trade Agreements with 11 countries. While serving on the Senate Agriculture Committee, he led the reauthorization for numerous farm bills. As a member of the Committee on Environment and Public Works, he guided many highway bills and other infrastructure legislation to passage as well as leading the passage of The Clean Air Act of 1990. Before his election to the U.S. Senate, Ambassador Baucus represented Montana in the U.S. House of Representatives from 1975 to 1978. Ambassador Baucus earned a Bachelor’s degree and Juris Doctor degree from Stanford University.

Mr. Paul Dabbar is the President and Chief Executive Officer of Bohr Quantum Technology Corp, a quantum communications company, and has served as its Chief Executive Officer since 2021. Mr. Dabbar has served on the board of directors of Dominion Energy, Inc. (NYSE: D) since November 2023 and served on the board of directors of XPDI from February 2021 until the completion of its merger with Core Scientific in January 2022. He served on the board of directors of XPDB from December 2021 until the completion of its merger with Montana Technologies LLC in March 2024. Prior to Bohr Quantum, Mr. Dabbar served as Under Secretary for Science at the U.S. Department of Energy from 2017 to 2021, managing the operations of, and investing capital at the seventeen U.S. National Laboratories, conducting research and development in energy, technology and the sciences. Mr. Dabbar was previously a Managing Director in investment banking at J.P. Morgan Chase & Co., in energy and mergers & acquisitions from 1996 to 2017. Mr. Dabbar was also previously a nuclear submarine officer in the U.S. Navy. Mr. Dabbar earned a Bachelor of Science from the U.S. Naval Academy and an Master in Business Administration from Columbia University.

Mr. Kyle Derham is a Partner of Rice Investment Group, and he previously served as President and Chief Financial Officer of Rice Acquisition Corp. I, which merged with Archaea Energy and Aria Energy in 2021. After the business combination, Mr. Derham served as a Director of Archaea Energy until it was sold to bp in 2022. Mr. Derham also served as Chief Executive Officer of Rice Acquisition Corp. II, which merged with NET Power in 2023; he currently serves as a Director of NET Power. Previously, Mr. Derham served as interim Chief Financial Officer and strategic advisor to EQT Corporation from 2019 to 2021. From 2017 to 2019, Mr. Derham served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream. Prior to joining Rice Energy, Mr. Derham was an associate at First Reserve, an energy-focused private equity fund, and prior to that, was an investment banker at Barclays. Mr. Derham earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

Mr. Matt Jore is the Chief Executive Officer of Montana Technologies Corporation. Mr. Jore founded Montana Technologies LLC, and served as Chairman and Chief Executive Officer since its founding and until the merger with XPDB in March 2024. Prior to founding Montana Technologies LLC, Mr. Jore founded Core Innovation and Jore Corporation, a power tool and accessories manufacturer that generated in excess of $50 million in annual revenue, which Mr. Jore previously led through a successful initial public offering. Mr. Jore has over thirty years of experience successfully founding and leading innovative product-based companies. Mr. Jore holds a Bachelor of Arts in Political Science and Economics, Business from University of Montana.

Mr. Stu Porter served as a member of the Board of Managers of Montana Technologies LLC prior to the merger with XPDB in March 2024. Mr. Porter currently serves as the Chief Executive Officer and Chief Investment Officer of Denham Capital, which he founded, and serves on Denham Capital’s Investment Committee and Valuation Committee. Prior to founding Denham Capital in 2004, Mr. Porter was a founding partner of Sowood Capital Management LP and, prior thereto, was employed as a Vice President and Portfolio Manager at Harvard Management Company, Inc., where he focused on public and private transactions in the energy and commodities sectors. Mr. Porter previously worked for Bacon Investments and at J. Aron, a division of Goldman Sachs. While at J. Aron, he worked on the Goldman Sachs Commodity Index desk. Prior to joining J. Aron, Mr. Porter was a self-employed trader at the Chicago Board of Trade and was employed by Cargill Incorporated in Minnetonka, Minnesota in the Financial Markets Division. Mr. Porter received a Bachelor of Arts from the University of Michigan and a Master of Business Administration degree from the University of Chicago Booth School of Business.

Dr. Marwa Zaatari co-founded D ZINE Partners in November 2020 and has served as the Chief Science Officer of D ZINE Partners since its founding. Prior to co-founding D ZINE Partners, Dr. Zaatari served as the Vice President of Building Solutions of enVerid Systems, Inc. from January 2015 through May 2020. Prior to joining enVerid Systems, Inc., Dr. Zaatari served as a consultant of Trinity Consultants and as the Chair of Indoor Air Quality Procedure of the U.S. Green Building Counsel (“USGBC”). Since May 2020, Dr. Zaatari has served as a member of the Board of Advisors of enVerid Systems, Inc. Dr. Zaatari also serves as a member of the Board of Directors of USGBC, as a member of the Technical Advisory Committee of the USGBC Center for Green Schools and as a member of various committees of the American Society of Heating, Refrigerating and Air-Conditioning Engineers (“ASHRAE”), including vice chair for ASHRAE Standards 62.1 and the Environmental Health Committee and a voting member for ASHRAE Standard 241. Dr. Zaatari received a Ph.D. in Architectural and Environmental Engineering from the University of Texas at Austin and a master’s degree in engineering management from The American University of Beirut, Lebanon, with a specialization in energy management.

About Montana Technologies Corp.

Montana Technologies Corporation is a publicly traded company that holds the intellectual properties that make up the AirJoule® system, an atmospheric thermal energy and water harvesting technology that provides efficient and sustainable air conditioning and pure water from air. For more information, visit www.mt.energy.

Contacts

Investor Relations:	Media:
investors@mt.energy	Kekst CNC: MTMediaInquiries@kekstcnc.com

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